UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/04/2008

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2008, the Compensation Committee of our Board of Directors recommended, and the Board approved, an incentive bonus plan for fiscal year 2009, which is consistent with our incentive plan from fiscal year 2008. Target bonus amounts vary based on a percentage of the employee's base salary, and payment of a bonus will be conditioned upon the achievement by our company of positive income from operations, including the cost of the incentive plan and excluding non-cash, share-based compensation expense. The target bonuses under the plan are 50% of base salary for executive officers and other employees range from 10% to 50% of base salary depending on their level of responsibility. All of our employees will be entitled to participate in the incentive plan. Employees will be entitled to a bonus of two times the target bonus in the event income from operations, including the cost of the incentive plan and excluding non-cash share-based compensation expense, exceeds $1 million for fiscal year 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: December 10, 2008	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer